POLICY MANAGEMENT SYSTEMS CORPORATION
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                        RESTRICTED STOCK AWARD AGREEMENT
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     Award Agreement, dated as of February 8, 1999 (the "Date of Grant") between
POLICY MANAGEMENT SYSTEMS CORPORATION, a South Carolina corporation (the "Company"), and ____ (the "Participant"). This Award Agreement is pursuant to the terms of the Company's Restricted Stock Ownership Plan (the "Plan"). The applicable terms of the Plan are incorporated herein by reference, including the definition of terms contained in the Plan.

     Section 1.  Restricted Stock Award.  The Company grants to the Participant,
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on the terms and conditions hereinafter set forth, a Restricted Stock Award with respect to ______ SHARES of the Common Stock of the Company (the "Restricted Stock").

     Section  2.  Vesting  of  Restricted  Stock.  Subject  to  Sections 3 and 4
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hereof,  the Restricted Stock Award will vest and become payable over a five (5)
year period in 20 percent increments, with the vesting dates being January 1 of each of the five calendar years following the year in which the Award is made, provided that the Participant remains as an Employee of the Company on each such date.

     Section  3.  Termination of Employment.  If the Participant's employment is
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terminated  by reason of Retirement, Disability or Death, all unvested shares of
Restricted Stock shall become immediately vested and payable. In the event a Participant voluntarily terminates his employment with the Company prior to full vesting of any outstanding Award under the Plan, any unvested portion of such Award will be immediately forfeited. If the employment of a Participant is terminated by the Company for Cause prior to full vesting of any outstanding Award, any unvested portion of such Award will be immediately forfeited. If the employment of a Participant is terminated by the Company other than for Cause prior to full vesting of any outstanding Award: (I) any unvested portion of a Stock Uplift included in such Award will be immediately forfeited (applying the shares covered by the Stock Uplift on a pro-rata basis over the vesting period); and (ii) any unvested portion of the remainder of the Award shall be immediately vested and payable.

     Section 4.  Change of Control.  All shares of Restricted Stock shall become
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fully  and  immediately  vested  and  payable upon the occurrence of a Change of
Control  of  the  Company  prior  to  any  scheduled vesting date as provided in
Section 2 hereof, provided that the Participant remains an Employee of the Company on the date of the Change in Control.

     Section  5.  Rights  as a Shareholder.  Subject to the otherwise applicable
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provisions  of  the Plan and this Award Agreement, the Participant will have all rights of a shareholder with respect to shares of Restricted Stock granted to the Participant hereunder, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     Section 6.  Restrictions on Transfer.  Neither this Award nor any shares of
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the  Restricted  Stock  covered  hereby  may  be  sold,  assigned,  transferred, encumbered, hypothecated or pledged by the Participant, otherwise than to the Company, unless as of the date of any such sale, assignment, transfer, encumbrance, hypothecation or pledge, such shares of Restricted Stock to be thus disposed of have become vested in accordance with this Award Agreement.

     Section  7.  Award  Subject  to Plan.  This Award  and the Restricted Stock
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acquired  hereunder  are subject to the Plan, the terms and provisions of which, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.

     Section  8.  Tax Withholding.  The Company's obligation to make payments in
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respect  of  Restricted  Stock  is  subject  to  the making of provision for the payment or withholding of any taxes from the participant required to be withheld pursuant to any applicable law in respect of the receipt or lapse of forfeiture restrictions with respect to such shares. Section 12.4 of the Plan sets forth provisions relating to tax withholding for Participants subject to Rule 16b-3 promulgated by the United States Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934.

     Section  9.   Section  83(b) Election.  The participant shall promptly (and
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not later than 30 days of the date hereof) notify the Company if the Participant makes  an  election  under  Section  83(b)  of  the  Internal  Revenue  Code.

     Section  10.  Changes  in  Common Stock.  Any right hereunder in respect of
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the Company's Common Stock to which the Restricted Stock shall apply in the same respect to any other shares of stock of the Company into which the Common Stock has been exchanged or converted into, or which were issued in respect thereof, pursuant to any recapitalization or other event referred to in Section 3.2 of the Plan, as determined by the Committee in accordance with the Plan.

     Section 11.  No Right of Employment.  Nothing in this Award Agreement shall
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confer  upon the Participant any right to continue as an Employee of the Company or to interfere in any way with the right of the Company or the shareholders of the Company to terminate the Participant's employment at any time.

     Section  12.  Notices.  Any  notice  hereunder  by the Participant shall be
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given  to the Company in writing and such notice shall be deemed duly given only upon receipt thereof at the Company's office at One PMSC Center, Blythewood, South Carolina, 29016, or at such other address as the Company may designate by notice to the Participant. Any notice hereunder by the Company shall be given to the Participant in writing and such notice shall be deemed duly given only upon receipt thereof at such address as the Participant may have on file with the Company.

     Section  13.  Construction.  The  Committee  shall  have  the discretionary
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authority  for  the  interpretation and construction of this Award Agreement, as and  in  the  manner  set  forth  in  Section  4.2  of  the  Plan.

     Section  14.  Governing  Law.  This  Award Agreement shall be construed and
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enforced  in  accordance  with  the laws of the State of South Carolina, without giving  effect  to  the  choice  of  law  principles  thereof.

     POLICY  MANAGEMENT  SYSTEMS  CORPORATION



     By:___________________________
     Name:     Stephen  G. Morrison
     Title:    Executive Vice President, Secretary &
               General Counsel


     PARTICIPANT
     ______________________________





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                             SCHEDULE OF PARTICULARS
                          FOR NAMED EXECUTIVE OFFICERS
                      RE: RESTRICTED STOCK AWARD AGREEMENT


NAMED EXECUTIVE                NUMBER
OFFICER                       GRANTED


Stephen  G.  Morrison         4,236
Michael  W.  Risley           1,938
Timothy  V.  Williams         3,184
G. Larry  Wilson              6,731